Exhibit 99.1

FOR IMMEDIATE RELEASE

BOULDER BRANDS REALIGNS ORGANIZATIONAL STRUCTURE TO

ENHANCE OPERATIONAL EFFECTIVENESS

Announces Management Changes to Streamline the Organization, Align Sales and Marketing, Improve

Accountability and Deliver Consistent, Profitable Growth

Boulder, CO – July 8, 2015 – Boulder Brands, Inc. (Nasdaq: BDBD) today announced that the Company has restructured its organization to better align functional teams, improve the Company’s operational effectiveness and deliver improved and consistent results. These initiatives include the integration of Boulder Brands’ sales, marketing and innovation functions to activate consumer-driven marketing programs and drive sustainable profitable growth.

Boulder Brands also announced today a series of executive officer and management changes in connection with the organizational realignment. In total, the Company has reduced its salaried headcount by approximately 15%. The Company anticipates deploying the bulk of the cost savings associated with these changes against enhanced marketing activities expected to help drive velocities of core products.

“This strategic alignment is an important first step toward implementing meaningful change across Boulder Brands,” said Jim Leighton, interim Chief Executive Officer. “Through this right-sizing of our organization, we are creating a more streamlined and integrated platform that will reduce administrative costs and allow us to focus our spending priorities towards innovative consumer marketing programs. Our objective is to more effectively introduce our brands to a broader base of consumers and better support these brands as distribution gains continue. The Board and management team are confident these actions will create value for shareholders by better focusing on operational initiatives that will deliver improved, sustainable results.”

The combined sales, marketing and innovation function will be led by Phil Anson, who has been appointed Chief Commercial Officer, effective immediately. Mr. Anson previously served as the Company’s Chief Innovation Officer and will continue to report to Mr. Leighton. Mr. Leighton added, “As founder of EVOL, Phil has unique expertise around the development, branding, marketing and distribution of food products that are highly complementary to Boulder Brands’ objectives.”

About Boulder Brands, Inc.

Boulder Brands, Inc. (NasdaqGM: BDBD) is committed to offering food solutions that give consumers opportunities to improve their lives - one product at a time. The company’s health and wellness platform consists of brands that target specific health trends: the Glutino® and Udi’s Gluten Free® brands for gluten-free diets; the Earth Balance® brand for plant-based diets; the Level Life(TM) brand for diabetes-friendly diets; EVOL foods for consumers seeking simple and pure ingredients; and the Smart Balance® brand for heart healthier diets. For more information about Boulder Brands, Inc., please visit www.boulderbrands.com.

Forward-looking Statements

Statements made in this press release that are not historical facts, including statements about the Company’s plans, strategies, beliefs, and expectations, including the Company’s outlook for all of 2015, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include use of the words “expect,” “estimate,” “anticipate,” “plan,” “intend,” “project,” “may,” “believe” and similar expressions. Forward-looking statements speak only as of the date they are made, and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations, changes in financial condition, changes in general economic or business conditions, changes in estimates, expectations or assumptions, or circumstances or events arising after the issuance of this press release. Actual results may differ materially from such forward-looking statements for a number of reasons, including risks related to changes to the Company’s management team, the Company’s ability to implement its growth strategy, the Company’s ability to manage its supply chain effectively, the Company’s ability to drive product innovation, lack of growth in consumer demand for packaged food products in the health and wellness space, the Company’s ability to maintain distribution, the Company’s ability to generate purchase volume while maintaining or growing profitability, the Company’s ability to maintain the health of its brands, and to prevent erosion of the reputation or appeal of the Company’s brands, continued adverse developments with respect to the sale of the Company’s buttery spreads and related products, adverse developments with respect to the demand for the Company’s gluten free products, maintaining and upgrading the Company’s manufacturing facilities, the loss of a contract manufacturer, the Company’s rapid growth and need to build an infrastructure and workforce, termination of the Company’s relationships with its primary sales agents, changes in consumer preferences, potential unavailability of necessary capital, price increases, the Company’s ability to protect its intellectual property, the expiration of certain patents, any sustained economic downturn in the U.S. and abroad, fluctuations in various food and supply costs, regulation of the Company’s advertising, adverse publicity or consumer concern regarding safety and quality of its food products, the absence of long-term contracts with the Company’s customers, economic and political conditions in the U.S. and abroad, foreign currency fluctuations, the identification and execution and integration of acquisitions, the realization of the expected growth benefits from acquisitions, manufacturing gluten-free products, the Company’s internal control over financial reporting, labor disputes and adverse employee relations, conducting business outside of the U.S., potential liabilities of litigation, the potential unavailability of insurance, increases in costs of medical and employee benefits, the failure of the Company’s information technology systems to operate effectively, an impairment in the carrying value of the Company’s goodwill and intangible assets, volatility of the market price of the Company’s common stock, the numerous laws and regulations the Company is subject to, liabilities resulting from claims against the Company’s products, risks that customers will not accept the Company’s products for their stores, changes in retail distribution arrangements, competition, and the Company’s cash requirements and debt) as well as other risks and uncertainties set forth in the Company’s filings with the SEC.

Investor Contact:

Carole Buyers, CFA

Senior Vice President

Investor Relations & Business Development

Boulder Brands, Inc.

cbuyers@boulderbrands.com

720-550-5010